Exhibit 99.2

Nasdaq: RIOT April 8, 2021

2 Cautionary Statement The information provided in this presentation may include forward - looking statements within the meaning of the federal securities laws, including as to the completion and effects of the contemplated acquisition by Riot Blockchain, Inc . (the “Company” or “Riot”) of Whinstone US, Inc . (“Whinstone US” or “Whinstone”) and the future financial performance and operations of the Company . Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward - looking statements . Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward - looking statements . These forward - looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect . Actual results and the timing of events could differ materially from those anticipated in such forward - looking statements as a result of various risks and uncertainties . These forward - looking statements include, but are not limited to, statements about the benefits of the contemplated acquisition of Whinstone US, including financial and operating results, and the Company’s plans, objectives, expectations and intentions . Among the risks and uncertainties that could cause actual results to differ from those expressed in the forward - looking statements are : (1) the satisfaction or waiver of the conditions precedent to the consummation of the contemplated acquisition, including receipt of required regulatory clearances ; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive purchase agreement ; (3) unanticipated difficulties or expenditures relating to, of the failure to realize the benefits of, the contemplated acquisition ; (4) legal proceedings, judgments or settlements in connection with the contemplated acquisition ; (5) disruptions of current plans and operations caused by the announcement and pendency of the contemplated acquisition ; and (6) the response of employees, customers, suppliers, business partners and regulators to the announcement of the contemplated acquisition . Detailed information regarding other factors that may cause actual results to differ materially from those expressed or implied by statements in this presentation may be found in the Company's filings with the U . S . Securities and Exchange Commission (the “SEC”), including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” of the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 , which was filed with the SEC on March 31 , 2021 , copies of which may be obtained from the SEC's website at www . sec . gov . The Company does not undertake any obligation to update forward - looking statements contained in this presentation .

| 3 | 3 Jason Les Riot Blockchain Chief Executive Officer Jeff McGonegal Riot Blockchain Chief Financial Officer Presentation Participants

4 Creating America’s Leading Bitcoin Miner

5 Establishing Riot Blockchain as a Leader in American Bitcoin Mining By combining the resources and expertise of Riot and Whinstone, we are well positioned to become an anchor to the domestic Bitcoin mining ecosystem Developing a industry - leader in U.S. Bitcoin mining Accelerating the growth of the U.S. market share of the global Bitcoin mining industry Transforming the future of Bitcoin mining in U.S. energy markets

6 Whinstone Highlights 100 Acres Site in Rockdale, Texas 95,000 Machines Deployed for Institutional Clients 190,000 ft 2 Hosting Space 60,000 ft 2 Under Construction 750 MW Total Power Capacity 300 MW Total Developed Capacity

7 5 25 100 120 180 215 250 300 750 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Site Capacity Industry Leading Bitcoin Mining Capacity Whinstone's Capacity Utilized by Bitcoin Mining, in Megawatts (1) (1) Forecast period estimates based on contracted capacity.

8 Combination Accelerates Riot’s Long - Term Growth Plan Riot 2017 - 2021 Riot + Whinstone 2021 On A leading Bitcoin miner with access to large miner purchases Largest publicly traded bitcoin mining & hosting company and a leading U.S. Bitcoin platform Current mining fleet entirely hosted at Massena, NY facility Rapidly scaling self - mining business with one of the world’s largest mining facilities, under one umbrella Mining fleet located at site with relatively low power costs Power costs among the lowest in the industry Market - leading industry team Industry - leading and highly talented execution team with 100+ employees Nasdaq listing provides efficient access to capital Clear path to capital deployment &UHDWHGE\9HFWRUV3RLQW IURPWKH1RXQ3URMHFW

9 Transaction Summary • Transaction consideration of $80 million cash plus 11.8 million shares of Riot common stock for a total value of $651 million (1) • Northern Data to become a 12.3% pro forma shareholder at closing (2) • Transaction expected to result in significant synergy value • EPS accretive in 2021 • Expected to close in the second quarter of 2021, subject to customary closing conditions including regulatory approvals (1) Based on Riot’s closing stock price as of April 7, 2021. (2) Pro forma share count of 95,920,723 as of March 30, 2021.